Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of India Globalization Capital, Inc. (the “Company”) for the year ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Danny Ngai, Treasurer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

India Globalization Capital, Inc.

Date: July 15, 2014	By:	/s/ Danny Ngai
Danny Ngai
Interim Treasurer, Principal Financial and Accounting Officer